EXHIBIT 99.1

Press Contact:	Investor Relations Contact:
Heather Dickinson	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 526-6117	(408) 527-8452
hdickins@cisco.com	lemon@cisco.com

CISCO SYSTEMS REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 EARNINGS

•	Q4 Net Sales: $6.6 billion (11.1% increase year over year; 6.4% increase quarter over quarter)

•	Q4 Net Income: $1.5 billion GAAP; $1.6 billion pro forma

•	Q4 EPS: $0.24 GAAP; $0.25 pro forma

•	FY’05 Net Sales: $24.8 billion (12.5% increase year over year)

•	FY’05 EPS: 40.3% increase year over year (GAAP); 21.1% increase year over year (pro forma)

SAN JOSE, Calif. — August 9, 2005 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its fourth quarter and fiscal year results for the periods ended July 30, 2005.

Net sales for the fourth quarter of fiscal 2005 were $6.6 billion, compared with $5.9 billion for the fourth quarter of fiscal 2004, an increase of 11.1 percent, and compared with $6.2 billion for the third quarter of fiscal 2005, an increase of 6.4 percent.

Net income for the fourth quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $1.5 billion or $0.24 per share, compared with $1.4 billion or $0.20 per share for the fourth quarter of fiscal 2004, and compared with $1.4 billion or $0.21 per share for the third quarter of fiscal 2005. Pro forma net income for the fourth quarter of fiscal 2005 was $1.6 billion or $0.25 per share, compared with $1.5 billion or $0.21 per share for the fourth quarter of fiscal 2004, and compared with $1.5 billion or $0.23 per share for the third quarter of fiscal 2005. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

Net sales for fiscal 2005 were $24.8 billion, compared with $22.0 billion for fiscal 2004, an increase of 12.5 percent.

Net income for fiscal 2005, on a GAAP basis, was $5.7 billion or $0.87 per share, compared with $4.4 billion or $0.62 per share for fiscal 2004. Net income on a GAAP basis for fiscal 2004 included a non-cash cumulative stock compensation charge of $567 million or $0.08 per share relating to the implementation of Financial Accounting Standards Board Interpretation No. 46(R), as a consequence of the acquisition of Andiamo Systems, Inc. Pro forma net income for fiscal 2005 was $6.1 billion or $0.92 per share, compared with $5.3 billion or $0.76 per share for fiscal 2004.

During the fourth quarter of fiscal 2005, Cisco completed the acquisitions of FineGround Networks, Inc., M.I. Secure Corporation, NetSift, Inc., Sipura Technology, Inc., Topspin Communications, Inc. and Vihana, Inc.

“The close of Cisco’s fourth quarter and 2005 fiscal year marks not only a period of strong operating performance for the company, including record net income and earnings per share, but also further demonstrates that our architectural strategy is working,” said John Chambers, president and CEO, Cisco Systems, Inc. “The home run again this quarter was the continued balance we’ve achieved across geographies, architectural evolutions, product families and market segments, with the commercial and enterprise segments bringing in top results.”

“Going forward, we will continue to make investments in our growth areas that we believe will provide customers with an intelligent network, one that is designed to allow them to evolve from a transaction-oriented network into an architecture that delivers a robust, interactive experience.”

Cisco will discuss fourth quarter and fiscal year 2005 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.4 billion for the fourth quarter of fiscal 2005, compared with $2.0 billion for the fourth quarter of fiscal 2004, and compared with $1.9 billion for the third quarter of fiscal 2005. Cash flows from operations were $7.6 billion for fiscal 2005, compared with $7.0 billion for fiscal 2004.

•	Cash and cash equivalents and total investments were $16.1 billion at the end of fiscal 2005, compared with $19.3 billion at the end of fiscal 2004, and compared with $16.1 billion at the end of the third quarter of fiscal 2005.

•	During the fourth quarter of fiscal 2005, Cisco repurchased 130 million shares of common stock at an average price of $19.14 per share for an aggregate purchase price of $2.5 billion. As of July 30, 2005, Cisco had repurchased and retired 1.5 billion shares of Cisco common stock at an average price of $18.15 per share for an aggregate purchase price of approximately $27.2 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the fourth quarter of fiscal 2005 were 31 days, compared with 28 days at the end of the fourth quarter of fiscal 2004, and compared with 33 days at the end of the third quarter of fiscal 2005.

•	Inventory turns were 6.6 in the fourth quarter of fiscal 2005, compared with 6.4 in the fourth quarter of fiscal 2004, and compared with 6.5 in the third quarter of fiscal 2005.

“I am pleased with the continued focus and execution on our three long-term key financial priorities—growth, profitability and increasing shareholder value,” said Dennis Powell, chief financial officer, Cisco Systems. “This quarter, we delivered record net income and earnings per share both on a GAAP and pro forma basis. With steady customer demand for our products across key segments, Cisco is clearly delivering solid performance with Q4 revenue of $6.6 billion, an increase of approximately 11% year over year. On an annual basis, we are delighted to end fiscal year 2005 with pro forma net income increasing 13.5% from fiscal year 2004, pro forma operating income increasing 15.4% and pro forma earnings per share increasing 21.1%.”

Business Highlights

•	Cisco unveiled Cisco Application-Oriented Networking (AON) technology, an approach to networking that adds intelligence to the network and enables it to better understand business-application communications as well as help businesses make more effective business decisions.

•	Sprint is deploying a Cisco technology-based IP Next-Generation Network that will enable “triple play” (data, voice and video) offerings to enterprise customers worldwide.

•	T-Com, the fixed-network unit of Deutsche Telekom, is extending one of Europe’s largest Cisco IP next- generation networks based on IP/Multiprotocol Label Switching (IP/MPLS) by an upgrade of its existing Cisco 12000 Series routers.

•	Australia-based WiZZ Communications deployed Cisco wireless and other networking technology to create a leading wireless network for business.

•	Red Bull Cheever Racing used Cisco wireless and voice-over-IP (VoIP) technology at the 89th annual Indianapolis 500, allowing engineers, pit crews and race car drivers immediate access to real-time information and statistics during the race.

•	British Airways selected Cisco and Prime Business Solutions to implement an IP telephony-based system designed to improve communication for 14,000 British Airways staff at UK offices and airports.

•	As part of a multimillion dollar contract, Swisscom selected the Cisco CRS-1 Carrier Routing System to transform Swisscom’s entire core network to support Ethernet services for business customers and next-generation “triple play” over broadband services for residential and wholesale customers.

•	Fujitsu Limited and Cisco introduced the first product to be delivered under the strategic alliance announced in December 2004, a Fujitsu and Cisco CRS-1 Carrier Routing System built on the Cisco IOS® XR next-generation operating system.

•	Cisco announced definitive agreements to acquire privately held KiSS Technology A/S and Sheer Networks, Inc.

Editor’s Note:

•	Q4 and FY’05 conference call to discuss Cisco’s results along with its outlook for Q1 FY’06 to be held at 1:30 p.m. Pacific Time on Tuesday, August 9, 2005. Conference call number is 888-790-3530 (United States); 517-308-9081 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time on August 9, 2005 to 4:30 p.m. Pacific Time on August 16, 2005 at 800-824-7031 (United States); 203-369-3222 (international). The replay is also available from August 9, 2005 through October 21, 2005 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time on August 9, 2005. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO on Q4 and FY’05 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO), the worldwide leader in networking for the Internet, celebrates 20 years of commitment to technology innovation, industry leadership and corporate social responsibility. Information about Cisco can be found at http://www.cisco.com. For ongoing news, go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 30, 2005 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Cisco believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Cisco’s ongoing operating performance. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco.

Copyright© 2005 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems and the Cisco Systems logo are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
NET SALES:
Product	$5,525	$5,007	$20,853	$18,550
Service	1,056	919	3,948	3,495

Total net sales	6,581	5,926	24,801	22,045

COST OF SALES:
Product	1,746	1,573	6,758	5,766
Service	367	298	1,372	1,153

Total cost of sales	2,113	1,871	8,130	6,919

GROSS MARGIN	4,468	4,055	16,671	15,126

OPERATING EXPENSES:
Research and development	858	785	3,220	3,080
Sales and marketing	1,257	1,150	4,671	4,445
General and administrative	250	199	934	804
Payroll tax on stock option exercises	5	4	12	16
Stock-based compensation related to acquisitions and investments	39	56	165	244
Amortization of purchased intangible assets	56	60	227	242
In-process research and development	6	—	26	3

Total operating expenses	2,471	2,254	9,255	8,834

OPERATING INCOME	1,997	1,801	7,416	6,292

Interest income	153	124	552	512
Other income, net	3	11	68	188

Interest and other income, net	156	135	620	700

INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	2,153	1,936	8,036	6,992
Provision for income taxes	613	556	2,295	2,024

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,540	1,380	5,741	4,968

Cumulative effect of accounting change, net of tax	—	—	—	(567)

NET INCOME	$1,540	$1,380	$5,741	$4,401

Income per share before cumulative effect of accounting change:
Basic	$0.24	$0.20	$0.88	$0.73

Diluted	$0.24	$0.20	$0.87	$0.70

Net income per share:
Basic	$0.24	$0.20	$0.88	$0.64

Diluted	$0.24	$0.20	$0.87	$0.62

Shares used in per-share calculation:
Basic	6,366	6,736	6,487	6,840

Diluted	6,480	6,935	6,612	7,057

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
NET SALES:
Product	$5,525	$5,007	$20,853	$18,550
Service	1,056	919	3,948	3,495

Total net sales	6,581	5,926	24,801	22,045

COST OF SALES:
Product	1,746	1,573	6,758	5,766
Service	367	298	1,372	1,153

Total cost of sales	2,113	1,871	8,130	6,919

GROSS MARGIN	4,468	4,055	16,671	15,126

OPERATING EXPENSES:
Research and development	858	785	3,220	3,080
Sales and marketing	1,257	1,150	4,671	4,445
General and administrative	250	199	934	804

Total operating expenses (a) (b) (c) (d)	2,365	2,134	8,825	8,329

OPERATING INCOME (a) (b) (c) (d)	2,103	1,921	7,846	6,797

Interest income	153	124	552	512
Other income, net (e)	3	11	15	103

Interest and other income, net (e)	156	135	567	615

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e)	2,259	2,056	8,413	7,412
Provision for income taxes (f)	633	576	2,356	2,075

NET INCOME	$1,626	$1,480	$6,057	$5,337

Net income per share:
Basic	$0.26	$0.22	$0.93	$0.78

Diluted	$0.25	$0.21	$0.92	$0.76

Shares used in per-share calculation:
Basic	6,366	6,736	6,487	6,840

Diluted	6,480	6,935	6,612	7,057

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$1,540	$1,380	$5,741	$4,401
(a) In-process research and development	6	—	26	3
(b) Payroll tax on stock option exercises	5	4	12	16
(c) Stock-based compensation related to acquisitions and investments	39	56	165	244
(d) Amortization of purchased intangible assets	56	60	227	242
(e) (Gain) loss on publicly traded equity securities	—	—	(53)	(85)
(f) Income tax effect	(20)	(20)	(61)	(51)
(g) Cumulative effect of accounting change, net of tax	—	—	—	567

Pro forma net income	$1,626	$1,480	$6,057	$5,337

For the three month period ended April 30, 2005, pro forma net income and pro forma net income per share excluded the following items: in-process research and development of $6 million; payroll tax on stock option exercises of $3 million; stock-based compensation related to acquisitions and investments of $47 million; amortization of purchased intangible assets of $54 million and income tax effect of ($19) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 30, 2005	July 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,742	$3,722
Short-term investments	2,227	4,947
Accounts receivable, net of allowance for doubtful accounts of $162 at July 30, 2005 and $179 at July 31, 2004	2,216	1,825
Inventories	1,297	1,207
Deferred tax assets	1,582	1,827
Prepaid expenses and other current assets	967	815

Total current assets	13,031	14,343

Investments	9,086	10,598
Property and equipment, net	3,320	3,290
Goodwill	5,295	4,198
Purchased intangible assets, net	549	325
Other assets	2,602	2,840

TOTAL ASSETS	$33,883	$35,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$735	$657
Income taxes payable	1,511	963
Accrued compensation	1,317	1,466
Deferred revenue	3,854	3,527
Other accrued liabilities	2,094	2,090

Total current liabilities	9,511	8,703
Deferred revenue	1,188	975

Total liabilities	10,699	9,678

Minority interest	10	90

Shareholders’ equity	23,174	25,826

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,883	$35,594

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 30, 2005	July 31, 2004
Cash flows from operating activities:
Net income	$5,741	$4,401
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change, net of tax	—	567
Depreciation and amortization	1,009	1,199
Stock-based compensation related to acquisitions and investments	165	244
Provision for doubtful accounts	—	19
Provision for inventory	221	205
Deferred income taxes	55	552
Tax benefits from employee stock option plans	35	537
In-process research and development	26	3
Net (gains) losses and impairment charges on investments	(95)	(155)
Change in operating assets and liabilities:
Accounts receivable	(373)	(488)
Inventories	(305)	(538)
Prepaid expenses and other current assets	(58)	(42)
Lease receivables, net	(163)	(159)
Accounts payable	62	54
Income taxes payable	947	260
Accrued compensation	(154)	(7)
Deferred revenue	541	688
Other accrued liabilities	(86)	(378)

Net cash provided by operating activities	7,568	6,962

Cash flows from investing activities:
Purchases of short-term investments	(5,483)	(12,206)
Proceeds from sales and maturities of short-term investments	10,465	13,570
Purchases of investments	(14,831)	(20,848)
Proceeds from sales and maturities of investments	14,165	20,757
Acquisition of property and equipment	(692)	(613)
Acquisition of businesses, net of cash and cash equivalents	(911)	(104)
Change in investments in privately held companies	(171)	(13)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(34)	(71)
Other	106	153

Net cash provided by investing activities	2,614	625

Cash flows from financing activities:
Issuance of common stock	1,087	1,257
Repurchase of common stock	(10,235)	(9,080)
Other	(14)	33

Net cash used in financing activities	(9,162)	(7,790)

Net increase (decrease) in cash and cash equivalents	1,020	(203)
Cash and cash equivalents, beginning of fiscal year	3,722	3,925

Cash and cash equivalents, end of fiscal year	$4,742	$3,722

Note: Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 30, 2005	July 31, 2004
CASH AND CASH EQUIVALENTS AND TOTAL INVESTMENTS
Cash and cash equivalents	$4,742	$3,722
Fixed income securities	10,372	14,411
Publicly traded equity securities	941	1,134

Total	$16,055	$19,267

INVENTORIES
Raw materials	$82	$58
Work in process	431	416
Finished goods:
Distributor inventory and deferred cost of sales	385	316
Manufacturing finished goods	184	206

Total finished goods	569	522
Service-related spares	180	177
Demonstration systems	35	34

Total	$1,297	$1,207

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,492	$3,429
Computer equipment and related software	1,244	1,120
Production, engineering, and other equipment	3,095	2,643
Operating lease assets	136	94
Furniture and fixtures	355	356

	8,322	7,642
Less, accumulated depreciation and amortization	(5,002)	(4,352)

Total	$3,320	$3,290

LEASE RECEIVABLES, NET (a)
Current	$248	$215
Noncurrent	353	231

Total	$601	$446

OTHER ASSETS
Deferred tax assets	$1,201	$1,130
Investments in privately held companies	421	354
Income tax receivable	277	690
Lease receivables, net	353	231
Other	350	435

Total	$2,602	$2,840

DEFERRED REVENUE
Service	$3,618	$3,047
Product	1,424	1,455

Total	$5,042	$4,502

Reported as:
Current	$3,854	$3,527
Noncurrent	1,188	975

Total	$5,042	$4,502

Note: Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.